As filed with the Securities and Exchange Commission on October 13, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Retension Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	93-2592788
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1104 West Broad Street #1029 Falls Church, Virginia	22046
(Address of Principal Executive Offices)	(Zip Code)

Retension Pharmaceuticals, Inc. 2024 Stock Incentive Plan, as amended (the “2024 Plan”)

Retension Pharmaceuticals, Inc. 2026 Equity Incentive Plan (the “2026 Plan”)

Retension Pharmaceuticals, Inc. 2026 Employee Stock Purchase Plan (the “2026 ESPP”)

(Full Title of the Plans)

Eric Keller

Chief Executive Officer

Retension Pharmaceuticals, Inc.

1104 West Broad Street #1029

Falls Church, Virginia 22046

(703) 940-9761

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew P. Gilbert

Era Anagnosti

Mitchell Marder

Gina H. Lee

DLA Piper LLP (US)

500 Eighth Street, NW

Washington, District of Columbia 20004

(202) 799-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers (i) 1,229,938 shares of common stock issuable upon exercise of outstanding awards under the Retension Pharmaceuticals, Inc. 2024 Stock Incentive Plan, as amended (the “2024 Plan”), with no further grants to be made under the 2024 Plan, (ii) 999,845 shares of common stock under the Retension Pharmaceuticals, Inc. 2026 Equity Incentive Plan (the “2026 Plan”) and (iii) 83,320 shares of common stock under the Retension Pharmaceuticals, Inc. 2026 Employee Stock Purchase Plan (the “2026 ESPP”). The 2026 Plan and the 2026 ESPP contain annual evergreen provisions. Any additional shares resulting from such increases are not registered hereby and will be registered on a separate registration statement on Form S-8 in accordance with General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, Retension Pharmaceuticals, Inc. is sometimes referred to as “Registrant,” “we,” “us” or “our.”

Item 3. Incorporation of Documents by Reference.

The Securities and Exchange Commission (the “SEC”) allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:

(a) The prospectus filed by the Registrant with the SEC pursuant to Rule 424(b) under the Securities Act, dated October 8, 2026, relating to the Registrant’s registration statement on Form S-1, as amended (No. 333-299024), which includes or incorporates by reference, as applicable, the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(b) The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (Registration No. 001-43503) filed by the Registrant with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on October 8, 2026, including any amendments or reports filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145. If the DGCL is amended to permit further elimination or limitation of the personal liability of directors or officers, then the liability of a director or officer of the Registrant shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws limit or eliminate the personal liability of its directors and officers for monetary damages for breach of fiduciary duty as a director or officer to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director or officer will not be personally liable to the Registrant or its stockholders for monetary damages or breach of fiduciary duty as a director or officer, except for liability for any breach of the director’s or officer’s duty of loyalty to the Registrant or its stockholders, any act or omission of the director or officer not in good faith or that involves intentional misconduct or a knowing violation of law, any unlawful payments to a director of dividends or stock purchases, redemptions or other distributions, any transaction from which the director or officer derived an improper personal benefit, or any action by or in the right of the Registrant by an officer.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, the Registrant will indemnify its directors and officers to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended, and it will also have the power to indemnify its employees and agents to the fullest extent permitted by applicable law. The Registrant will advance reasonable expenses, including attorneys’ fees, to its current and former directors, officers, employees and agents, in connection with legal proceedings relating to their service for or on behalf of the Registrant, to the fullest extent permitted by the DGCL, subject to receipt of an undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to indemnification, and subject to limited exceptions.

The Registrant has entered into an indemnification agreement with each of its directors, officers and, as determined by its board of directors or its compensation committee, certain employees and agents. These agreements provide that the Registrant will indemnify each of its directors, officers, employees and agents with whom it has entered into indemnification agreements to the fullest extent permitted by the DGCL. The Registrant will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director, officer, employee or agent in connection with any proceeding in which indemnification is available and it will indemnify its directors, officers, employees or agents for certain actions or proceedings arising out of that person’s services brought on behalf of the Registrant or in furtherance of its rights.

The Registrant also maintains general liability insurance which covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Third Amended and Restated Certificate of Incorporation	8-K	001-43503	3.1	10/13/2026

4.2	Amended and Restated Bylaws	8-K	001-43503	3.2	10/13/2026

4.3	Form of Common Stock Certificate	S-1	333-299024	4.1	9/18/2026

5.1	Opinion of DLA Piper LLP (US)					X

23.1	Consent of Wolf & Company, P.C., Independent Registered Public Accounting Firm					X

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page of this Registration Statement)					X

99.1	Retension Pharmaceuticals, Inc. 2024 Stock Incentive Plan, as amended, and forms of agreements thereunder	S-1	333-299024	10.1	9/18/2026

99.2	First Amendment to the 2024 Stock Incentive Plan	S-1	333-299024	10.2	9/18/2026

99.3	Second Amendment to the 2024 Stock Incentive Plan	S-1	333-299024	10.3	9/18/2026

99.4	Retension Pharmaceuticals, Inc. 2026 Equity Incentive Plan, and forms of agreements thereunder.	S-1/A	333-299024	10.4	10/05/2026

99.5	Retension Pharmaceuticals, Inc. 2026 Employee Stock Purchase Plan	S-1/A	333-299024	10.5	10/05/2026

107	Filing Fee table.					X

Item 9. Undertakings.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Filing Fee” table, as applicable, in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement; Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Falls Church, Virginia, on the 13th day of October, 2026.

RETENSION PHARMACEUTICALS, INC.

By:	/s/ Eric Keller
Name:	Eric Keller
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric Keller and Alex Schwartz, and each of them, as his or her true and lawful attorneys-in-fact and agents, with the full power of substitution and resubstitution and full power to act without the other, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Eric Keller	Chief Executive Officer and Director	October 13, 2026
Eric Keller	(Principal Executive Officer)

/s/ Alex Schwartz	Chief Financial Officer	October 13, 2026
Alex Schwartz	(Principal Financial Officer and Principal Accounting Officer)

/s/ Michael Joseph Berendt	Chairman of the Board of Directors	October 13, 2026
Michael Joseph Berendt

/s/ Franklin M. Berger	Director	October 13, 2026
Franklin M. Berger

/s/ Pavan Cheruvu	Director	October 13, 2026
Pavan Cheruvu

/s/ Donald Olds	Director	October 13, 2026
Donald Olds